Exhibit 10.3

ASCRIBE III INVESTMENTS, LLC

299 Park Avenue, 34th Floor

New York, NY 10171

CONFIDENTIAL

May 3, 2021

Consent Letter

Basic Energy Services, Inc.

801 Cherry Street, Suite 2100
Fort Worth, Texas 76102

Reference is hereby made to (i) that certain Senior Secured Promissory Note dated March 9, 2020 (the “March 2020 Note”) issued by Basic Energy Services, Inc. (“Borrower”) and payable to Ascribe III Investments LLC (“Lender”) and (ii) that certain Second Lien Delayed Draw Promissory Note dated October 15, 2020 (the “DDTL Note”, together with the March 2020 Note, the “Notes”) issued by Borrower and payable to Lender. Capitalized terms used but not otherwise defined herein are used with the meanings assigned to such terms in the Notes, as applicable.

You have advised Lender that Borrower anticipates failing to make the payment of interest on each of the Notes on the interest payment date (i) with respect to the March 2020 Note, on April 30, 2021 (the “March Note Interest Payment”) and (ii) with respect to the DDTL Note, on May 1, 2021 (the “DDTL Interest Payment”, together with the March Note Interest Payment, the “Interest Payments”). An Event of Default shall exist under each Note in connection with Borrower’s failure to make the Interest Payments (collectively, the “Specified Defaults”). Lender hereby agrees to forbear, solely during the Forbearance Period, from exercising rights and remedies under the Notes and the other Loan Documents arising solely from the occurrence and continuation of the Specified Defaults. The “Forbearance Period” means the period beginning on the date hereof and ending upon the earlier of (a) May 15, 2021, and (b) the expiration of any other forbearance agreement related to Borrower’s indebtedness or upon the Borrower being subject to proceedings pursuant to title 11 of the United States Code (as such date may be extended by Lender (including by email)). After the end of the Forbearance Period, Lender shall be entitled to exercise and to enforce any and all rights and remedies available to Lender under the Notes. For the avoidance of doubt, notwithstanding anything to the contrary in this letter agreement, immediately and automatically upon occurrence of an Event of Default under Sections 12(a)(iii) of the Notes, all obligations under the Notes will become immediately due and payable, and Lender shall become entitled to immediately exercise all rights, remedies, powers and privileges with respect to such Event of Default as provided in the Notes, in each case, without requirement for any notice, presentment, demand or any other action on the part of Lender.

You have also requested that Lender consent to the incurrence by Borrower of up to $10,000,000 in term loans (the “Super Senior Term Loans”) pursuant to that certain Super Senior Credit Agreement dated on or about the date hereof (the “Super Senior Credit Agreement”). Notwithstanding anything to the contrary in the Notes, Lender hereby consents to the incurrence of the Super Senior Term Loans pursuant to the Super Senior Credit Agreement and the liens provided for thereunder, including first priority priming liens on the collateral securing the March 2020 Note. Lender hereby agrees to execute the Super Senior Intercreditor Agreement to document the liens securing the Super Senior Term Loans and any related consents or amendments to existing note documents in connection therewith.

Lender affirms and represents that, as of the date of this letter agreement, it is the beneficial owner of $81,850,000 aggregate principal amount of the Borrower’s 10.75% Senior Secured Notes due 2023.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter agreement by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof. THIS Letter AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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Very truly yours,

ASCRIBE III INVESTMENTS LLC

By:	/s/ Lawrence First
	Name:	Lawrence First
	Title:	Chief Investment Officer

[Signature Page to Consent Letter]

Accepted and agreed to as of the date first above written:

BASIC ENERGY SERVICES, INC.

By:	/s/ Keith L. Schilling
	Name:	Keith L. Schilling
	Title:	President and Chief Executive Officer

[Signature Page to Consent Letter]